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FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2012
Presidential Life Corporation (Exact name of registrant as specified in its charter)
Delaware 000-05486 13-2652144 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)
69 Lydecker Street Nyack, New York 10960 (Address of principal executive offices) (Zip Code)
(845) 358-2300
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On May 9, 2012, Presidential Life Corporation (the “Company”) issued a press release announcing the Company’s financial results for its first quarter ended March 31, 2012.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2)  of the Securities Act of 1933, as amended.  In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01  Financial Statements and Exhibits

         (d)      Exhibits:

       99.1   Press Release entitled “Presidential Life Corporation Announces First Quarter 2012 Results” issued by Presidential Life Corporation on May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: May 9, 2012	By:	/s/ Donald L. Barnes
		Name:	Donald L. Barnes
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1

Press Release entitled “Presidential Life Corporation Announces First Quarter 2012 Results” issued by Presidential Life Corporation on May 9, 2012.

99.1

Presidential Life Corporation Announces First Quarter 2012 Results

- Reports first quarter 2012 EPS of $0.13 compared to $0.25 for the first quarter of 2011 -

Nyack, N.Y. (May 9, 2012) — Presidential Life Corporation (“Presidential Life” or the “Company”) (NASDAQ: PLFE) today announced first quarter 2012 net income of $3.8 million or $0.13 per share, compared with net income of $7.5 million or $0.25 per share for the comparable quarter in 2011.  The decrease in net income of $3.7 million for the first quarter 2012 compared to 2011 is principally due to a decrease in net realized investment gains of $2.4 million, an increase in other-than-temporary impairment (“OTTI”) losses of $3.1 million, and a decrease in equity in earnings on limited partnerships of $1.6 million.  These items were partially offset by decreases in general expenses and taxes of $0.9 million and income taxes of $2.0 million.

Total revenues in the first quarter 2012 were $56.7 million, a decrease of 12.7% or $8.2 million from $64.9 million in the first quarter 2011.  The decrease in revenues was principally attributable to the aforementioned revenue declines aggregating $7.1 million related to changes in net realized investment gains, equity in earnings on limited partnerships and OTTI losses.

“We were pleased to see strong growth in insurance revenues, increasing sales of deferred annuities and immediate annuities without life contingencies, and continued strength in our capital base, which is important to efforts to further develop our business,” said Donald Barnes, Vice Chairman of the Board, CEO and President. “As we move further into 2012, we will continue to focus on efforts already underway to expand our annuity product offerings, a key element of our business, while also prudently managing our investment portfolio.”

Key Items for the First Quarter Results

•

Our investment spread margin1 totaled 0.42% for the quarter ended March 31, 2012 compared to 1.50% for the quarter ended March 31, 2011.  The decline primarily relates to the effect of lower net realized investment gains and higher OTTI losses in the first quarter of 2012 relative to 2011.  Net realized investment gains and OTTI losses tend to fluctuate from period-to-period as a result of changing economic conditions.

•

Total annuity sales2 were $21.7 million in the first quarter 2012, an increase of $8.0 million or 58% compared to 2011 levels due primarily to an increase in sales of retirement products due to a successful sales effort with recent retirees of a targeted company in the first quarter of 2012.

•

Deferred annuity surrenders were $28.4 million in the first quarter of 2012 compared to $32.0 million for the same period in 2011, an 11% decrease, representing average surrender rates of 1.41% and 1.55% for the first quarters of 2012 and 2011, respectively.

•

Our capital base remains extremely strong at March 31, 2012 despite a $34.25 million upstream dividend from Presidential Life Insurance Company to our holding company during the quarter with our estimated Risk-Based Capital ratio3 at 512% compared with 556% at December 31, 2011.

•

As of March 31, 2012, book value per share, excluding other comprehensive income, increased to $20.18 at March 31, 2012, from $20.12 at December 31, 2011.

Discussion of First Quarter 2012 Financial and Operating Results

As previously discussed, total revenues were $56.7 million and $64.9 million in the first quarters of 2012 and 2011, respectively, a period-over-period decrease of $8.2 million or 12.7%.  The decrease from the prior period was principally attributable to revenue declines aggregating to $7.1 million related to changes in net realized investment gains, equity in earnings on limited partnerships and OTTI losses.

Total insurance revenues were $8.9 million and $5.9 million in the first quarters of 2012 and 2011, respectively, a period-over-period increase of $3.0 million or 51.2%.  Immediate annuity considerations with life contingencies were $4.7 million and $1.3 million in the first quarters of 2012 and 2011, respectively, a period-over-period increase of $3.4 million or 246.1%.  Life insurance and accident and health premiums were $4.2 million and $4.5 million in the first quarters of 2012 and 2011, respectively, a period-over-period decrease of $0.3 million or 7.7%.

Net investment income was $46.5 million and $49.5 million in the first quarters of 2012 and 2011, respectively, a period-over-period decrease of $3.0 million or 6.0%.  Excluding the return on the Company’s limited partnership investments and other realized gains, the investment yields for the first quarters of 2012 and 2011 were 5.64% and 5.98%, respectively.

Net realized investment gains (losses), including OTTI, were $(0.7) million and $4.8 million in the first quarters of 2012 and 2011, respectively, a period-over-period reduction of $5.5 million.  The decrease in net realized investment gains, including OTTI, was primarily due to an OTTI charge of $3.1 million in the first quarter of 2012 related to one limited partnership and lower realized gains on distributions from limited partnerships of $2.0 million in the first quarter of 2012 relative to 2011.  Realized gains on limited partnerships tend to fluctuate from period-to-period consistent with fluctuations in distributions.

Interest credited and benefits paid and accrued to policyholders were $43.9 million and $45.0 million in the first quarters of 2012 and 2011, respectively, a period-over-period decrease of $1.1 million or 2.4%.  The decrease is primarily due to the lower interest credited to policyholders’ account balances of $0.9 million due to a decline in both policyholder liabilities and the average crediting rate on policyholder liabilities from 4.97% in the first quarter of 2011 to 4.93% in the first quarter of 2012.

Commissions to agents, net were $1.4 million and $1.2 million in the first quarters of 2012 and 2011, respectively, a period-over-period increase of $0.2 million or 19.7%.  Commission expense increased in the first quarter of 2012 relative to 2011 due to higher annuity sales compared to the previous year.  The net expense from changes in deferred policy acquisition costs (‘DAC”) was $0.3 million and $1.1 million in the first quarters of 2012 and 2011, respectively, a period-over-period decrease of $0.8 million, principally related to lower amortization of DAC on annuity sales due to lower realized gains.  Despite higher sales, deferred costs for the first quarters of 2012 and 2011 are stable at $1.3 million due to a reduction in deferred costs of $0.2 million during the first quarter of 2012 resulting from the prospective adoption of a new accounting principle that reduced the scope of deferrable costs to those directly linked to successful sales efforts.

General expenses and taxes were $5.3 million and $6.2 million in the first quarters of 2012 and 2011, respectively, a period-over-period decrease of $0.9 million or 15.1%.  The decrease in general expenses and taxes was primarily due to non-recurring expenses incurred during the first quarter of 2011, including severance costs and legal and accounting expenses associated with a financial restatement.

The Company recorded income tax expenses of $1.9 million and $3.9 million in the first quarters of 2012 and 2011, respectively, a period-over-period decrease of $2.0 million principally due to lower pre-tax income in the first quarter of 2012 relative to 2011.

Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, quotations from management, statements about our future plans and business strategy, and expected or anticipated future events or performance.

These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

About Presidential Life

Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, is a provider of fixed deferred and immediate annuities, life insurance and accident & health insurance products to financial service professionals and their clients.  Headquartered in Nyack, New York, the Company was founded in 1969 and markets its products in 50 states and the District of Columbia.  For more information, visit our website www.presidentiallife.com.

Contacts

Presidential Life Corporation Donald Barnes President and Chief Executive Officer (845) 358-2300 ext. 250	Presidential Life Corporation P.B. (Pete) Pheffer Senior Vice President and Chief Financial Officer (845) 358-2300 ext. 205

PRESIDENTIAL LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	December 31,
	2012	2011
ASSETS:	(Unaudited)	(Audited)
Investments:
Fixed maturities:
Available for sale at market (Amortized cost
of $3,203,642 and $3,206,884 respectively)	$3,520,686	$3,520,755
Common stocks (Cost of $748 and
$748, respectively)	1,522	1,302
Derivative instruments, at fair value	3,498	3,358
Real estate	415	415
Policy loans	18,681	18,442
Short-term investments	115,714	61,233
Limited Partnerships	172,595	166,923
Total Investments	3,833,111	3,772,428

Cash and cash equivalents	10,313	47,110
Accrued investment income	45,488	47,289
Deferred policy acquisition costs	41,186	41,746
Furniture and equipment, net	1,415	1,065
Amounts due from reinsurers	19,133	19,116
Amounts due from investment transactions	3,105	23,880
Other assets	1,455	1,649
TOTAL ASSETS	$3,955,206	$3,954,283

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Policy Liabilities:
Policyholders' account balances	$2,310,905	$2,323,364
Future policy benefits:
Annuity	628,949	634,397
Life and accident and health	84,378	83,855
Other policy liabilities	18,921	20,633
Total Policy Liabilities	3,043,153	3,062,249
Deposits on policies to be issued	1,442	490
General expenses and taxes accrued	2,856	2,521
Federal income taxes payable	1,045	1,411
Deferred federal income taxes, net	85,692	82,355
Amounts due for investment transactions	4,102	268
Other liabilities	19,424	17,045
Total Liabilities	$3,157,714	$3,166,339

Commitments and Contingencies

Shareholders’ Equity:
Capital stock ($.01 par value; authorized
100,000,000 shares outstanding,
29,591,739 and 29,574,697 shares, respectively)	296	296
Additional paid in capital	7,457	7,408
Accumulated other comprehensive income	200,341	192,815
Retained earnings	589,398	587,425
Total Shareholders’ Equity	797,492	787,944
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,955,206	$3,954,283

PRESIDENTIAL LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except share data)

	THREE MONTHS ENDED
	March 31,
	(UNAUDITED)
REVENUES:	2012	2011
Insurance Revenues:
Premiums	$4,171	$4,518
Annuity considerations	4,722	1,364
Universal life and investment type policy fee income	834	931
Equity in earnings (losses) on limited partnerships	585	2,140
Net investment income	46,505	49,458
Net realized investment gains (losses):
Total Other-than-temporary impairment ("OTTI") losses	(4,073)	(940)
Net OTTI losses recognized in earnings	(4,073)	(940)
Net realized capital gains, excluding OTTI losses	3,350	5,781
Other income	571	1,639
TOTAL REVENUES	56,665	64,891

BENEFITS AND EXPENSES:
Death and other life insurance benefits	4,299	4,484
Annuity benefits	20,020	21,428
Interest credited to policyholders' account balances	24,548	25,475
Other interest and other charges	394	260
Decrease in liability for future policy benefits	(5,336)	(6,650)
Commissions to agents, net	1,380	1,153
General expenses and taxes	5,279	6,218
Change in deferred policy acquisition costs	315	1,131

TOTAL BENEFITS AND EXPENSES	50,899	53,499

Income before income taxes	5,766	11,392

Provision (benefit) for income taxes:
Current	2,659	(950)
Deferred	(715)	4,881
	1,944	3,931

NET INCOME	$3,822	$7,461

OTHER COMPREHENSIVE INCOME (after tax)
Net unrealized investment gains from available for sale securities, net of income tax expense (benefit) of $4,053 and $7,355, respectively	7,526	13,662
TOTAL OTHER COMPREHENSIVE INCOME	7,526	13,662
TOTAL COMPREHENSIVE INCOME	$11,348	$21,123

Earnings per common share, basic	$0.13	$0.25
Earnings per common share, diluted	$0.13	$0.25

Weighted average number of shares outstanding during the period, basic	29,591,739	29,574,697
Weighted average number of shares outstanding during the period, diluted	29,598,519	29,574,697

Footnotes

1 Defined as the yield on invested assets over the cost of money on annuity liabilities.  Yield is inclusive of realized capital gains/ (losses), other-than-temporary-impairments and equity in earnings/(losses) on limited partnerships.

2 In accordance with Generally Accepted Accounting Principles (“GAAP”), sales of deferred annuities and immediate annuities without life contingencies ($17.0 million) are not reported as insurance revenues, but rather as additions to policyholder account balances.  In addition, sales of immediate annuities with life contingencies, which are reported as insurance revenues under GAAP, totaled $4.7 million.

3 Risk-Based Capital (“RBC”) refers to the ratio of adjusted statutory surplus divided by Company Action Level capital that triggers regulatory involvement, as those terms are defined by the National Association of Insurance Commissioners (“NAIC”).